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                                                                  EXHIBIT 23.4


                        CONSENT OF PROPOSED DIRECTOR

        The undersigned hereby consents to being named as a proposed member of the Board of Directors of Capital Senior Living Corporation (the "Registrant") in the Prospectus constituting part of the Registration Statement of the Registrant filed under the Securities Act of 1933, as amended.

                                       /s/ Victor W. Nee
                                       --------------------------
                                       Name: Victor W. Nee
                                       Date: September 12, 1997